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                                                                    EXHIBIT 24.2



                               POWER OF ATTORNEY



     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of Rock Financial Corporation, a Michigan corporation ("Rock"), hereby constitutes and appoints Daniel Gilbert, Richard Chyette and Frank E. Plenskofski, and each of them (with full power of substitution and re-substitution), his or her true and lawful attorneys-in-fact and agents for each of the undersigned and on his or her behalf and in his or her name, place and stead, in any and all capacities, with full power and authority in such attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file with the Securities and Exchange Commission and any state securities regulatory board or commission the registration statement on Form S-1 (file no. 333-46885) to be filed by Rock under the Securities Act of 1933, as amended, which registration statement relates to the registration and sale of Common Shares, par value $0.01 a share, by Rock, any and all amendments or supplements to such registration statement, including any amendment or supplement thereto changing the amount of securities for which registration is being sought, any post-effective amendment, and any registration statement or amendment to such registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including, without limitation, The Nasdaq Stock Market, the National Association of Securities Dealers, Inc. and any federal or state regulatory authority pertaining to such registration statement; granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, and each of them and any of their substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.



     IN WITNESS WHEREOF, the undersigned have signed this Power of Attorney as of the date set forth opposite his name below.



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
                                                          /s/ DAVID A. BRANDON
                                                          ---------------------------------------------
Dated: April 8, 1998                                      David A. Brandon

                                                          /s/ DAVID KATZMAN
                                                          ---------------------------------------------
Dated: April 10, 1998                                     David Katzman

                                                          /s/ ROBERT V. SCHECHTER
                                                          ---------------------------------------------
Dated: April 10, 1998                                     Robert V. Schechter
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